EXHIBIT 99.2



                                CERTIFICATION OF
                             CHIEF FINANCIAL OFFICER
         OF PIONEER NATURAL RESOURCES USA, INC. 401(K) AND MATCHING PLAN
                         PURSUANT TO 18 U.S.C. ss. 1350


         I, Richard P. Dealy, Vice President and Chief Accounting Officer of Pioneer Natural Resources Company and Member of the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan Committee, hereby certify that the accompanying report on Form 11-K for the annual period ended December 31, 2002 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Report") by the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan (the "Plan") fully complies with the requirements of that section.

         I further certify that the information contained in the Report fairly presents, in all material respects, the net assets available for benefits and the changes in net assets available for benefits of the Plan .




                             s/ Richard P. Dealy
                             --------------------------------------------------
                       Name: Richard P. Dealy
                             Member, Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan Committee and Vice President and Chief Accounting Officer of Pioneer Natural Resources Company

                       Date: June 27, 2003























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